Exhibit 99.1

BIOLASE REPORTS 2018 FIRST QUARTER RESULTS

IRVINE, CA (May 2, 2018) - BIOLASE, Inc. (NASDAQ:BIOL), the global leader in dental lasers, today reported its financial results for its first quarter ended March 31, 2018.

Net revenue for the first quarter of 2018 was $10.0 million, an 8% decrease from the first quarter of 2017; however, BIOLASE continued to make progress in several key areas. The Company continued its strategy of increasing its focus on obtaining new customers, which resulted in new customers in direct markets buying over 60% of the all-tissue laser systems sold during the first quarter of 2018. This brings the average of new customers sold over the last three quarters to nearly 75%, which is a meaningful improvement compared to 2016, when less than half of the Company’s sales were made to new customers.

BIOLASE also continues to increase its liquidity position as it closed on a $6 million secured revolving credit facility during the first quarter of 2018.

2018 First Quarter results include:

•	Worldwide revenue of $10.0 million decreased by $0.9 million, or 8%, from the first quarter of 2017
o	International revenue of $4.3 million, increased by $0.3 million, or 7%, from the first quarter of 2017 driven by a 12% increase in Waterlase® sales
o	Worldwide Waterlase placements declined by 12% compared to the first quarter of 2017
o	U.S. Waterlase Express™ placements increased 15% compared to the first quarter of 2017
o

Consumables and other revenue increased by 20%, driven by a 22% increase in the U.S. and an 18% increase internationally due in large part to the Company’s successful efforts in attracting new customers

•	Continued campaign in Southern California to increase awareness and education about laser dentistry to enhance the region’s oral health and dental care and drive future sales of BIOLASE dental lasers
•	Subsequent to March 31, 2018:
o	Appointed Garrett Sato to the Board of Directors
o

Named John R. Beaver as Interim Chief Executive Officer to focus on increasing sales by accelerating efforts in increasing patient and dentist awareness, business performance improvement and continuing operational efficiencies

o	Established a Southern California Dental Advisory Board to help the Company increase awareness of the benefits of minimally-invasive Waterlase technology

Interim Chief Executive Officer and Senior Vice President and Chief Financial Officer John Beaver said, “Despite the disappointing revenue in this year’s first quarter, I am encouraged by our success in continuing to attract new customers to our products. I am also seeing signs of improved sales force performance, and I believe the marketing campaign currently underway in the Southern California area to increase patient and dental awareness of our products and technology will be successful and serve as the blueprint for the rest of the U.S. in the second half of 2018.”

“In addition, we have been making a concerted effort to enlist all of our employees to help us educate the community on the benefits of Waterlase and laser dentistry in general,” Mr. Beaver added.  “I am excited about the early progress of this effort and am proud of the passionate commitment of our entire workforce to spread our message that the use of minimally invasive dental lasers provides significant oral health benefits for consumers and dental practitioners.”

The Company’s overarching goal is to significantly increase the pace of getting the Company’s dental lasers into the hands of dental professionals throughout the world, Mr. Beaver noted.  In addition to its previously announced programs to drive organic growth, BIOLASE, supported by the leadership of its Chairman Jonathan T. Lord, M.D., will explore a range of strategic options including relationships with partners that can add significantly to the Company’s technical and distribution resources and enhance shareholder value.

2018 First Quarter Financial Results

BIOLASE Reports 2018 First Quarter Results

Net Revenue. Net revenue for the quarter was $10.0 million, compared to net revenue of $10.9 million for the first quarter of 2017. The quarter-over-quarter decrease of 8% was primarily driven by decreases in domestic laser systems revenue, international imaging revenue and domestic services revenue, partially offset by increased international laser systems revenue, domestic imaging revenue, international services revenue and worldwide consumables and other revenue.

Gross Profit. Gross profit as a percentage of revenue for the first quarter of 2018 was 30%, compared to 36% in the first quarter of 2017. The decline in gross profit as a percentage of revenue for the first quarter of 2018 was mainly attributable to unabsorbed fixed costs due to lower revenue. Gross profit typically fluctuates with product and regional mix, selling prices, product costs and revenue levels.

Operating Expenses. Total operating expenses for the first quarter of 2018 were $8.2 million, compared to $8.0 million for the first quarter of 2017. Sales and marketing expenses decreased by $0.3 million, primarily due to decreased convention-related expenses. General and administrative expenses increased by $0.6 million, primarily as a result of increased stock-based compensation in the first quarter of 2018. During the first quarter of 2017, we reversed $0.4 million of stock-based compensation expense resulting from the reassessment of certain performance-based equity awards. Engineering and development expenses decreased by $0.1 million, primarily due to decreased operating supplies expense.

Net Loss. Net loss for the first quarter of 2018 was $5.0 million, or a $0.05 loss per share, compared to a net loss of $4.1 million, or a $0.06 loss per share, for the first quarter of 2017. The $0.9 million increase in net loss in the first quarter of 2018 was primarily attributable to a $0.9 million reduction in gross profit.

The “Reconciliation of GAAP Net Loss to Non-GAAP Net Loss” table at the end of this news release provides the details of the Company’s non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company’s non-GAAP net loss and net loss per share.

The non-GAAP net loss for the first quarter of 2018 totaled $4.0 million, or a loss of $0.04 per share, compared with a non-GAAP net loss of $3.4 million, or a loss of $0.05 per share, during the first quarter of 2017.

Liquidity and Capital Resources

As of March 31, 2018, BIOLASE had approximately $20.5 million in working capital.  Cash and restricted cash equivalents at the end of the first quarter of 2018 were $8.7 million, as compared to $11.9 million on December 31, 2017.  Net accounts receivable totaled $9.7 million at March 31, 2018, as compared to $10.1 million at December 31, 2017.

Conference Call
As previously announced, BIOLASE will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the first quarter ended March 31, 2018, and to answer questions. To listen to the conference call live via telephone, dial 1-877-407-4019 from the U.S. or, for international callers, dial 1-201-689-8337, approximately 10 minutes before the start time. To listen to the conference call live via the Internet, visit the Investors section of the BIOLASE website at www.biolase.com.

About BIOLASE, Inc.

BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including three-dimensional CAD/CAM intra-oral scanners and digital dentistry software. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 245 patented and 75 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times.  BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients.  BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment.  BIOLASE has sold over 36,800 laser systems to date in over 90 countries around the world.  Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer markets.

BIOLASE Reports 2018 First Quarter Results

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, LinkedIn at www.linkedin.com/company/biolase, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the marketing campaign in Southern California to expand outside Southern California. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors.  These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the “Risk Factors” section of BIOLASE’s annual report on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver

Interim Chief Executive Officer,

Senior Vice President and Chief Financial Officer

jbeaver@biolase.com                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                            888-424-6527

DresnerAllenCaron

Rene Caron (Investors)

rcaron@dresnerallencaron.com

949-474-4300 (office)

949-813-6945 (mobile)

Len Hall (Financial Media)

lhall@dresnerallencaron.com

949-474-4300 (office)

949-280-0413 (mobile)

BIOLASE Reports 2018 First Quarter Results

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Products and services revenue	$10,017	$10,842
License fees and royalty revenue	3	32
Net revenue	10,020	10,874
Cost of revenue	6,987	6,921
Gross profit	3,033	3,953
Operating expenses:
Sales and marketing	3,891	4,184
General and administrative	3,037	2,416
Engineering and development	1,289	1,429
Total operating expenses	8,217	8,029
Loss from operations	(5,184)	(4,076)
Gain (loss) on foreign currency transactions	207	(1)
Interest income, net	(12)	9
Non-operating income, net	195	8
Loss before income tax provision	(4,989)	(4,068)
Income tax provision	32	40
Net loss	$(5,021)	$(4,108)

Net loss per share:
Basic	$(0.05)	$(0.06)
Diluted	$(0.05)	$(0.06)
Shares used in the calculation of net loss per share:
Basic	102,347	67,583
Diluted	102,347	67,583

BIOLASE Reports 2018 First Quarter Results

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands except share and per share data)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$8,479	$11,645
Restricted cash equivalent	251	251
Accounts receivable, less allowance of $997 in 2018 and $802 in 2017	9,739	10,124
Inventory, net	13,401	12,298
Prepaid expenses and other current assets	1,714	1,732
Total current assets	33,584	36,050
Property, plant and equipment, net	3,424	3,674
Goodwill	2,926	2,926
Other assets	450	334
Total assets	$40,384	$42,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,785	$5,109
Accrued liabilities	5,119	5,609
Customer deposits	41	27
Deferred revenue, current portion	2,187	2,625
Total current liabilities	13,132	13,370
Lines of credit	1,823	—
Deferred income taxes, net	106	104
Deferred revenue, long-term	8	11
Loan payable, long-term	111	—
Warranty accrual, long-term	124	70
Other liabilities, long-term	143	169
Total liabilities	15,447	13,724
Stockholders’ equity:
Preferred stock, par value $0.001 per share	—	—
Common stock, par value $0.001 per share	102	102
Additional paid-in capital	225,524	224,910
Accumulated other comprehensive loss	(492)	(576)
Accumulated deficit	(200,197)	(195,176)
Total stockholders’ equity	24,937	29,260
Total liabilities and stockholders’ equity	$40,384	$42,984

BIOLASE Reports 2018 First Quarter Results

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(5,021)	$(4,108)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	264	290
Provision for bad debts, net	200	10
Provision for inventory excess and obsolescence	—	225
Amortization of discounts on lines of credit	4	—
Amortization of debt issuance costs	7	—
Stock-based compensation	701	379
Deferred income taxes	2	15
Earned interest income, net	(1)	(9)
Changes in operating assets and liabilities:
Accounts receivable	186	564
Inventory	(1,103)	(1,395)
Prepaid expenses and other current assets	(34)	146
Customer deposits	14	(7)
Accounts payable and accrued liabilities	460	(885)
Deferred revenue	(441)	(347)
Net cash and cash equivalents used in operating activities	(4,762)	(5,122)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(102)	(208)
Net cash and cash equivalents used in investing activities	(102)	(208)
Cash Flows from Financing Activities:
Principal payments under capital lease obligation	(46)	(43)
Borrowings under lines of credit	1,823	—
Payments of debt issue costs	(74)	—
Payments of equity offering costs	(81)	—
Proceeds from exercise of stock options	2	—
Net cash and cash equivalents provided by (used in) financing activities	1,624	(43)
Effect of exchange rate changes	74	25
Increase (decrease) in cash, cash equivalents and restricted cash	(3,166)	(5,348)
Cash, cash equivalents and restricted cash, beginning of period	11,896	9,175
Cash, cash equivalents and restricted, end of period	$8,730	$3,827
Supplemental cash flow disclosure - Cash Paid:
Interest paid	$—	$1
Interest received	24	7
Supplemental cash flow disclosure - Non-cash:
Accrued capital expenditures	$4	$174

BIOLASE Reports 2018 First Quarter Results

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain historical non-GAAP financial information.  Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Non-GAAP net loss is defined as net loss before interest, taxes, depreciation and amortization, and stock-based compensation.  Management uses non-GAAP net loss in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
GAAP net loss	$(5,021)	$(4,108)
Adjustments:
Interest expense (income), net	12	(9)
Income tax provision	32	40
Depreciation and amortization expense	264	290
Stock-based compensation	701	379
Non-GAAP net loss	$(4,012)	$(3,408)

GAAP net loss per share, basic and diluted	$(0.05)	$(0.06)
Adjustments:
Interest income, net	—	—
Income tax (benefit) provision	—	—
Depreciation and amortization expense	—	—
Stock-based compensation	0.01	0.01
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.05)